INTEGER HOLDINGS CORPORATION
RETIREMENT SAVINGS RESTORATION PLAN
ARTICLE 1
PURPOSE, DEFINITIONS AND EFFECTIVE DATE
Section 1.1Purpose. The purpose of the Integer Holdings Corporation Retirement Savings Restoration Plan is to reward a select group of management or highly compensated employees for their valuable services to Integer Holdings Corporation and its Subsidiaries (collectively, the “Company”) by providing them with an opportunity to receive supplemental retirement benefits in addition to those under the Qualified Plan.
Section 1.2Definitions. For purposes of the Plan, the following terms have the definitions stated below, unless the context clearly indicates otherwise:
(a)“Account” means the bookkeeping Account established by Integer to record the amount of a Participant’s Benefit in accordance with Article 4.
(b)“Beneficiary” means any one or more persons, corporations or trusts, or any combination thereof, last designated by a Participant to receive any Benefit provided under the Plan upon his or her death. Any designation made under this Plan will be revocable, must be in writing, and will be effective when delivered to Integer at its principal office. If Integer determines, in its sole discretion, that there is no valid designation, the Beneficiary will be the Participant’s estate.
(c)“Benefit” means all benefits provided under this Plan. The Benefit, with respect to any Participant, consists of all amounts in the Participant’s Account, as adjusted in accordance with Article 4.
(d)“Board” means the Board of Directors of Integer Holdings Corporation.
(e)“Cause” means:
(1)In the case of a Participant who is a party to a written employment agreement with the Company that includes a definition of “cause” (or term of like import), “cause” (or term of like import) as defined in such employment agreement; and
(2)In all other cases, a determination by the Compensation Committee that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company that shall not have been corrected within 30 days following written notice thereof from the Company, (B) any misconduct by such Participant that is significantly injurious to the Company, (C) any breach by such Participant of any noncompete, nonsolicitation or similar restrictive covenant contained in an agreement between the Company and the Participant, (D) such

Participant’s conviction of, or entry of a plea of guilty or nolo contendere in respect of, any felony that results in, or is reasonably expected to result in, economic or reputational injury to the Company, or (E) any material violation of state or federal securities laws.
(f)“Change in Control” means the first to occur of any of the following events:
(1)The date any one person, or more than one person acting as a group, acquires ownership of Common Stock that, together with Common Stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of Common Stock;
(2)The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons), ownership of Common Stock possessing 30% or more of the total voting power of Common Stock;
(3)The date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;
(4)The date of a merger or consolidation by Integer with or into another person that results in the shareholders of Integer (determined immediately prior to the merger or consolidation) owning less than 50% of the voting securities in the surviving company (or the ultimate parent of the surviving company); or
(5)A sale of assets by the Company to an unrelated person that represents more than 50% of the total gross fair market value of Integer’s assets.
For purposes of this Plan, a “Change in Control” will not be considered to have occurred unless the event constitutes a change in control event under Code Section 409A. Further, for purposes of Section 1.2(f)(1) and Section 1.2(f)(2), the acquisition of Common Stock by the following persons will not result in a Change in Control: (i) any employee benefit plan (or related trust) sponsored or maintained by the Company, or (ii) any trust, the assets of which are considered owned by the Company under subpart E of Part I of subchapter J of the Code.
(g)“Code” means the Internal Revenue Code of 1986, as amended.
(h)“Code Section 401(a)(17) Limit” means the applicable compensation limit in effect under Code Section 401(a)(17) for the calendar year that includes the first day of the Plan Year in which an amount is payable.
(i)“Common Stock” means the common stock of Integer Holdings Corporation, par value $0.001.

(j)“Company” has the meaning set forth in the preamble.
(k)“Compensation” has the meaning set forth in the Qualified Plan, except that (1) Compensation will only include amounts paid in a Plan Year that, at the time of payment, are in excess of the Code Section 401(a)(17) Limit for that Plan Year, and (2) Compensation will include any Elective Contributions made under this Plan.
(l)“Compensation Committee” means the Compensation and Organization Committee of the Board.
(m)“Discretionary Contribution” means a contribution made by Integer in accordance with Section 3.3.
(n)“Elective Contribution” means a contribution made by a Participant in accordance with Section 3.1.
(o)“Employee” means an employee of the Company who is employed in the United States.
(p)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(q)“Executive” means an Employee who is employed as a corporate officer of the Company at a level of vice president or above.
(r)“Integer” means Integer Holdings Corporation, a Delaware corporation.
(s)“Matching Contribution” means a contribution made by Integer in accordance with Section 3.2.
(t)“Newly Eligible Participant” means an Employee who is newly hired, rehired or promoted to the level of Executive and who, at that time, is not otherwise treated under Code Section 409A as being eligible to participate in the Plan or any other plan required to be aggregated with the Plan under Code Section 409A.
(u)“Participant” means an Executive who participates in the Plan.
(v)“Payment Commencement Date” means the date a Participant’s Benefit is paid or commences to be paid.
(w)“Plan” means this Integer Holdings Corporation Retirement Savings Restoration Plan.
(x)“Plan Year” means the calendar year.

(y)“Qualified Plan” means the Integer 401(k) Plan, as it may amended from time to time.
(z)“Rabbi Trust” means the rabbi trust, if any, established by Integer under Section 4.4.
(aa)“Separation Date” means the date a Participant incurs a Separation from Service.
(bb)     “Separation from Service” means the termination of a Participant’s employment with the Company for any reason other than death. A Separation from Service under this Plan must be interpreted to comply with the requirements for a “separation from service” under Code Section 409A.
(cc)    “Subsidiary” means an organization in which Integer, directly or indirectly, owns at least 50% of the total combined voting power in such organization.
Section 1.3.Effective Date. The “Effective Date” of this Plan is January 1, 2021, except that the provisions of Section 3.1 and Section 5.1 will be effective as of December 1, 2020 with respect to enrollment for the 2021 Plan Year.
ARTICLE 2
PARTICIPATION AND VESTING

Section 2.1.Period of Participation. An Executive will be eligible to commence active participation in the Plan commencing on the first day of the Plan Year following the Plan Year in which the individual first becomes an Executive, except that a Newly Eligible Participant will be eligible to commence active participation in the Plan on the date he or she becomes a Newly Eligible Participant, provided that, in either case, the Compensation Committee notifies the Executive that he or she is eligible to commence active participation in the Plan. An Executive will cease to be eligible to actively participate in the Plan on the earliest to occur of (i) the Participant’s Separation Date, (ii) the date of the Participant’s death, (iii) the first day of the Plan Year following the Plan Year in which the Participant otherwise ceases to be an Executive, or (iv) the date the Participant’s active participation is terminated by the Compensation Committee in its sole discretion. Notwithstanding the foregoing, a Participant’s active participation will be terminated under clause (iv) only after due consideration is given to the effect of such termination under Code Section 409A.
Section 2.2.Vesting. A Participant will at all times be 100% vested in his or her Account under the Plan, except that if a Participant is terminated by the Company for Cause prior to the occurrence of a Change in Control, the Participant will automatically forfeit the portion of his or her Account attributable to any Matching Contributions or Discretionary Contributions (including any related earnings) as of the date his or her employment is terminated for Cause.

ARTICLE 3
CONTRIBUTIONS
Section 3.1.Elective Contributions. Subject to the terms and conditions of this Section 3.1, a Participant may elect to defer a portion of his Compensation for a Plan Year in the form of Elective Contributions.
(a)Any election for a Plan Year must be made by a Participant during the period established by the Compensation Committee for making an election for the Plan Year. At the end of the relevant election period, a Participant’s election (or failure to make an election) for the Plan Year will be irrevocable. Except as set forth in Section 3.1(b), in no event will the period for making an election end later than December 31st of the Plan Year preceding the Plan Year to which the election applies.
(b)A Newly Eligible Participant may make an election for the initial Plan Year of his or her participation within 30 days (or such shorter period of time specified by the Compensation Committee) after becoming a Newly Eligible Participant. Any election by a Newly Eligible Participant will only apply to Compensation paid for services performed after the election and, in respect of such initial Plan Year, the other provisions of this Section 3.1 will be interpreted and applied in accordance with this requirement.
(c)All elections for a Plan Year will be in writing and in such form as may be approved by the Compensation Committee.
(d)If a Participant fails to timely complete an election for a Plan Year, no Elective Contributions will be made to the Plan on behalf of the Participant for the Plan Year.
(e)Any election will continue to apply to future Plan Years, unless a Participant modifies or revokes such election during a future election period described in Section 3.1(a). Any modification or revocation will only apply to Compensation for the Plan Year following the Plan Year in which the election to modify or revoke the prior election is made.
(f)Except as otherwise determined by the Compensation Committee, a Participant may elect to defer between 1% and 50% of his Compensation for the Plan Year, other than any annual cash bonus for which a separate election may be made under Section 3.1(g). Any such election must be expressed as a whole percentage.
(g)Except as otherwise determined by the Compensation Committee, a Participant may make a separate election to defer between 1% and 50% of any annual cash bonus otherwise constituting Compensation that is attributable to services to be performed during the Plan Year. Any such election must be expressed as a whole percentage.
(h)Any Elective Contributions elected to be made by a Participant for a Plan Year will be deducted from his or her Compensation, commencing on the first payroll date during the Plan Year in which the Participant’s Compensation exceeds the Code Section

401(a)(17) Limit. In the case of a separate election relating to any annual cash bonus, any Elective Contributions elected to be made by a Participant will be deducted from the annual cash bonus at the time it is paid, whether or not actually paid during the Plan Year to which the annual cash bonus relates, but only to the extent that the Participant’s Compensation is in excess of the Code Section 401(a)(17) Limit at the time any annual cash bonus is to be paid.
(i)Solely for purposes of Elective Contributions under this Section 3.1, if the Qualified Plan is amended to modify the definition of Compensation thereunder mid-Plan Year, then, for purposes of this Plan, Compensation for the Plan Year in which the amendment to the Qualified Plan is made will be determined without regard to such amendment.
Section 3.2.Matching Contributions. With respect to any Elective Contributions made by a Participant in accordance with Section 3.1, Integer will make a Matching Contribution on behalf of such Participant for the payroll date to which the Elective Contribution relates. Any Matching Contribution will be equal to the matching contribution the Participant would have received under the Qualified Plan for such payroll date had such Elective Contributions been made to the Qualified Plan, but determined based on the Participant’s “Compensation” (as defined in this Plan) for the payroll period to which the payroll date relates. The Board, in its sole discretion, may authorize an annual “true-up” Matching Contribution (i.e. determine the matching contribution on a Plan Year basis, rather than a payroll period basis) to be made for a Plan Year.
Section 3.3.Discretionary Contributions. The Board, in its sole discretion, may authorize a Discretionary Contribution to be made on behalf of one or more Participants for a Plan Year in an amount to be determined by the Board in its sole discretion. The fact that the Board authorizes a Discretionary Contribution to be made on behalf of one or more Participants does not obligate the Board to authorize a Discretionary Contribution to be made on behalf of any other Participant. Further, the fact that the Board authorizes a Discretionary Contribution to be made on behalf of a Participant for a Plan Year does not obligate the Board to authorize a Discretionary Contribution to be made on behalf of the Participant for any other Plan Year.
ARTICLE 4
ACCOUNTS AND INVESTMENTS
Section 4.1.Establishment of Account. Integer will establish and maintain for each Participant a bookkeeping Account to which it will credit all Elective Contributions, Matching Contributions and Discretionary Contributions made on behalf of the Participant under Article 3. Any Elective Contributions and Matching Contributions will be credited to a Participant’s Account as soon as administratively practicable following the payroll date to which the Elective Contributions and Matching Contributions relate, except that any annual “true-up” Matching Contribution will be credited to a Participant’s Account as of the date specified by the Board. Any Discretionary Contributions will be credited to a Participant’s Account as of the date specified by the Board.

At no time will any Participant be deemed to have any right, title, or interest, legal or equitable, in any asset of Integer, including but not limited to any assets or investments deemed held in the Participant’s Account. The Participant will have no more rights to the assets and investments in the Account than any other unsecured creditor.
Section 4.2.Investment of Account. Participants will be permitted to direct Integer as to the deemed investment of their Accounts in accordance with administrative rules established by the Compensation Committee. In this regard, a Participant will be permitted to select from among the investment options made available from time-to-time by the Compensation Committee. The Compensation Committee may establish one or more default investment funds that a Participant’s Account will be deemed invested in if a Participant fails to provide direction as to the investment of his or her Account. Notwithstanding anything else in this Section, the Compensation Committee may, in its sole discretion, limit investment of a Participant’s Account to a single investment fund or vehicle. In addition, Integer may, but is not required, to invest amounts equal to the value of a Participant’s Account in the investment(s) selected by the Participant. However, earnings or losses with respect to a Participant’s Account will be determined in accordance with the investment performance of the Participant’s selected investments, whether or not Integer actually invests amounts equal to the Participant’s Account in the investment(s) selected by the Participant. Neither Integer nor the Compensation Committee will be liable to any Participant or Beneficiary for any loss or other claim arising out of investments under the Plan.
Section 4.3.Adjustments to Account. Each Participant’s Account will be adjusted no less often than monthly to reflect (a) the value of the contributions credited to the Account, (b) any earnings or losses on the Account balance in accordance with Section 4.2, and (c) any payments made to the Participant or the Participant’s Beneficiary. The amounts allocated and the adjustments made comprise the Participant’s Account at any time.
Section 4.4.Rabbi Trust. Integer may, but is not required to, establish a Rabbi Trust to which it may contribute all or a portion of the amounts credited to a Participant’s Account in accordance with Article 3 and Article 4. Notwithstanding the foregoing, upon the occurrence of a Change in Control, Integer will be required to establish a Rabbi Trust and make a contribution to such Rabbi Trust in an amount equal to the value of each Participant’s Account. A Participant’s interest in the Account and in the Rabbi Trust, if any, is limited to the right to receive payments as provided under this Plan and the Rabbi Trust, if any, and the Participant’s position is that of general unsecured creditor of Integer.
ARTICLE 5
PAYMENT ELECTIONS
Section 5.1.Payment Election. Subject to the terms and conditions of this Section 5.1, during the same period in which a Participant may elect to make Elective Contributions for a Plan Year under Section 3.1, a Participant is permitted to make a single election as to the time and form of payment for any deferrals (i.e., Elective Contributions, Matching Contributions and Discretionary Contributions) attributable to such Plan Year.
(a)All elections under this Section 5.1 for a Plan Year will be in writing and in such form as may be approved by the Compensation Committee.
(b)Subject to Section 5.2, any election under this Section 5.1 will become irrevocable at the end of the relevant election period for the Plan Year.
(c)Any election under this Section 5.1 will continue to apply to future Plan Years, unless a Participant modifies or revokes such election during a future election period described in Section 3.1. Any modification or revocation will only apply to deferrals for the Plan Year following the Plan Year in which the election to modify or revoke the prior election is made.
(d)A Participant may elect to receive payment of any deferrals for the Plan Year upon his or her Separation from Service or the first day of the Plan Year following his or her Separation Date. A Participant may also elect to receive payment of any deferrals for the Plan Year on a fixed date, but in any event payment of the deferrals will not commence prior to the Participant’s Separation Date. If a Participant fails to complete an election in accordance with this Section 5.1(d), the Participant will be treated as having elected to receive any deferrals for the Plan Year upon his or her Separation from Service.
(e)A Participant may elect to receive payment of any deferrals for a Plan Year that are payable upon the Participant’s Separation from Service, the first day of the Plan Year following his or her Separation Date, or a fixed date, as elected (or deemed elected) by the Participant under Section 5.1(d), in a single lump sum payment or in substantially equal annual installments over a period not exceeding 10 years. If a Participant fails to complete an election under this Section 5.1(e), the Participant will be treated as having elected to receive payment of any deferrals for a Plan Year in the form of a single lump sum payment.
Section 5.2.Subsequent Changes in Payment Election. If the conditions of this Section 5.2 are satisfied, a Participant may make an election to change the time and form of payment in which his or her vested Benefit would otherwise be payable pursuant to an election made by the Participant under Section 5.1. The requirements of this Section 5.2 are satisfied only if the following conditions are met:
(a)The subsequent election is made in a form that is acceptable to the Compensation Committee in its sole discretion;
(b)A Participant’s subsequent election is irrevocable upon submission to the Compensation Committee and will not take effect until at least 12 months after the date the subsequent election is made;

(c)Any payment with respect to a payment event that is being modified by a subsequent election must be deferred for at least 5 years from the date the payment would have been made without regard to the subsequent election;
(d)In the case of a payment to be made at a specified time or pursuant to a fixed schedule, the subsequent election is made not less than 12 months before the date the payment is scheduled to be paid or commence to be paid; and
(e)The subsequent election otherwise complies with Code Section 409A.
Section 5.3.Installment Elections. If a Participant elects to receive payment of his or her vested Benefit on account of a Separation from Service or upon a fixed date in substantially equal annual installments, then the first annual installment will be determined by multiplying the value of the Participant’s Account as of the Participant’s Payment Commencement Date (or, if Integer is unable to value the Participant’s Account as of the Participant’s Payment Commencement Date, the most recent date preceding the Participant’s Payment Commencement Date as of which the Participant’s Account was valued pursuant to Section 4.3) by a fraction, (i) the numerator of which is 1, and (ii) the denominator of which is the total number of annual installments payable to the Participant. Any subsequent annual installments will be paid to the Participant as of the anniversary of the Participant’s Payment Commencement Date or, if commencement of the Participant’s Benefit was delayed pursuant to Section 8.12(c), the date as of which payment of the Participant’s Benefit would have commenced without regard to Section 8.12(c). The amount to be paid to a Participant for any subsequent installment will be determined in the same manner as with the first installment, except (i) the denominator of the fraction will equal the total number of remaining installments payable to the Participant, (ii) the Participant’s Account will be valued as of the last day of the month preceding the month in which the installment is paid, and (iii) the Participant’s entire remaining Benefit will be paid to the Participant as part of the last installment payment.
Section 5.4.Election Subject to Other Plan Provisions. Any election (or deemed election) under this Article 5, will be subject to the provisions of Section 6.2 through Section 6.5 and the provisions of Section 8.12(c).
ARTICLE 6
TIME OF PAYMENT
Section 6.1.Payment on Account of Separation from Service or Fixed Date. Subject to the other provisions of this Article 6, a Participant’s vested Benefit will be paid (or commence to be paid) to the Participant in accordance with the Participant’s election (or deemed election) under Section 5.1 or, if applicable, Section 5.2. If a Participant’s vested Benefit is payable upon his or her Separation from Service, such vested Benefit will be paid (or commence to be paid) within 90 days following the Participant’s Separation Date.

Section 6.2.Separation in Connection with a Change in Control. If a Participant incurs a Separation from Service for any reason within 24 months following a Change in Control, the Participant’s entire vested Benefit will be paid in a single lump sum payment within 90 days following the Participant’s Separation Date.
Section 6.3.Change in Control. Upon the occurrence of a Change in Control, the entire vested Benefit of a Participant who incurred a Separation from Service prior to the occurrence of the Change in Control will be paid to the Participant in a single lump sum payment within 90 days following the occurrence of the Change in Control.
Section 6.4.Death Benefits. If a Participant dies before payment of the Participant’s entire vested Benefit has been made under the Plan, any remaining vested amounts in the Participant’s Account will be paid to the Participant’s Beneficiary in a single lump sum payment as soon as reasonably practicable following the date on which the Participant dies, but in no event later than December 31 of the calendar year following the calendar year that includes the Participant’s death.
Section 6.5.De Minimis Cash-Outs. Notwithstanding any other provision of this Plan, Integer, in its sole discretion, may pay a Participant’s vested Benefit to the Participant or the Participant’s Beneficiary in a single lump sum payment at any time, provided that (a) the value of the Participant’s vested Account at the time of the distribution does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), and (b) the payment complies with the rules of Code Section 409A (including, but not limited to, the requirement that any mandatory lump sum cash out payment result in the termination and liquidation of the Participant’s entire interest under the Plan and any plan required to be aggregated with the Plan under Code Section 409A).
Section 6.6.Delay of Payment in Certain Cases. Notwithstanding any other provision of this Article 6, the payment (or commencement of payment) of a Participant’s vested Benefit will be subject to the provisions of Section 8.12(c).
ARTICLE 7
AMENDMENT, SUSPENSION, or TERMINATION
Section 7.1.Amendment, Suspension, or Termination. Integer may amend, suspend or terminate the Plan, in whole or in part, at any time by action of the Board.
Section 7.2.No Reduction. Except as required by law, no amendment, suspension or termination may adversely affect the Benefit otherwise available to a Participant under the Plan, determined as if the Participant had ceased being a Participant as of the effective date of such amendment, suspension, or termination. The value of a Participant's Account, if any, determined as of the effective date of any amendment, suspension, or termination will continue to be adjusted in accordance with Section 4.3 and payable in accordance with Article 5 and Article 6. Notwithstanding the preceding sentence, the Board, in its sole discretion, may terminate the Plan and cause Integer to pay all Benefits in a single lump sum payment to Participants and Beneficiaries to the extent permitted by Code Section 409A.
ARTICLE 8
GENERAL PROVISIONS
Section 8.1.Funding. The Plan constitutes an unfunded arrangement and has the status as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA. All Benefits under this Plan are payable solely from Integer’s general assets, and a Participant or Beneficiary has only the rights of a general unsecured creditor of Integer with respect to any Benefit payable under this Plan.
Section 8.2.Non-assignability. No Benefit under this Plan may be assigned or alienated, or be subjected by attachment or otherwise to the claims of creditors of any Participant or Beneficiary.
Section 8.3.Withholding. The Company has the right to deduct or withhold from the Benefit paid under the Plan (or from other amounts payable to the Participant or Beneficiary, if necessary) all taxes that are required to be deducted or withheld under any provision of law (including, but not limited to, U.S. Social Security and Medicare taxes (FICA) and income tax withholding) now in effect or that may become effective any time during the term of the Plan.
Section 8.4.Administration. The Plan is administered by the Compensation Committee, which has full discretionary authority and power to: (a) administer the Plan; (b) construe the Plan terms; (c) make factual determinations; (d) resolve any ambiguities or inconsistencies; (e) determine eligibility for participation or benefits; (f) decide all questions arising in the Plan administration, interpretation or application; and (g) adopt any rules or procedures that are necessary or helpful to the administration of the Plan.
The Compensation Committee may delegate any of its administrative duties under the Plan to any one or more persons (including a committee of persons), except that no person will be permitted to participate in any decision affecting his or her entitlement to a Benefit under the Plan. If the Compensation Committee delegates any of its administrative duties under the Plan, then any reference to “Compensation Committee” will be deemed to mean the person, persons or committee to whom such duties have been delegated.
Section 8.5.Exclusivity of Plan. The Plan is intended solely for the purpose of providing deferred compensation to the Participants to the mutual advantage of the parties. Nothing contained in the Plan in any way affects or interferes with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.

Section 8.6.No Right to Continued Service. Neither the Plan nor any of its provisions may be construed as giving any Participant a right to continued employment with the Integer or its Subsidiaries.
Section 8.7.Notice. Each notice and other communication concerning the Plan must be in writing and is deemed given only when (a) delivered by hand, (b) transmitted by facsimile or electronic mail (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), or (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service. Notice must be given to Integer at its principal office and to a Participant at his or her last known address (or to such other address, facsimile number, or electronic mail address as a party may specify by notice given to the other party in accordance with this Section).
Section 8.8.Claims Procedures. If a Participant or a Beneficiary does not receive the Benefit to which he or she believes he or she is entitled, that person may file a claim in writing in accordance with the administrative claims procedures attached as Exhibit A, which are hereby incorporated and made a part of this Plan.
Section 8.9.Texas Law Controlling. The Plan will be construed in accordance with the laws of the State of Texas, without regard to its conflict of laws.
Section 8.10.Severability. Every provision of the Plan is intended to be severable. If any provision of the Plan is illegal or invalid for any reason whatsoever, the illegality or invalidity of that provision will not affect the validity or legality of the remainder of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been made part of the Plan.
Section 8.11.Binding on Successors. The Plan is binding upon the Participants and Integer, their heirs, successors, legal representatives and assigns.
Section 8.12.Code Section 409A Provisions.
(a)409A Compliance. It is intended that all terms and payments under this Plan comply with and be administered in accordance with Code Section 409A so as not to subject a Participant to payment of interest or any additional tax under Code Section 409A. All terms of the Plan that are undefined or ambiguous will be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A. Integer will, to the extent reasonably possible, amend the Plan in order to comply with Code Section 409A and avoid the imposition of any interest or additional tax under Code Section 409A; provided, however, that no amendment is required if such amendment would change the amount payable by Integer under the Plan.

(b)Single Payment. For any Benefit payable in installments under this Plan, each installment in the series of installments will be treated as a separate payment for purposes of Code Section 409A.
(c)Six-Month Delay. Notwithstanding any other provision of the Plan, if it is determined that a Participant is a Specified Employee and that any Benefit payable under the Plan (i) is subject to Code Section 409A and (ii) is payable solely because the Participant has incurred a Separation from Service, then the Participant’s Benefit will not be paid (or begin to be paid) prior to the date that is six months after the Separation Date (or, if earlier, the date of the Participant’s death). For purposes of the Plan, a “Specified Employee” is a Participant who is determined to be a “specified employee” within the meaning of Code Section 409A.
(d)409A Liability Limitation. Benefits under the Plan are intended to comply with the rules of Code Section 409A and will be construed accordingly. However, the Company will not be liable to any Participant or Beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code.

                        INTEGER HOLDINGS CORPORATION

Date: 24th December, 2020             By: /s/ Kirk Thor

EXHIBIT A
ADMINISTRATIVE CLAIMS PROCEDURES
These administrative claims procedures (the “Procedures”) apply to claims for benefits filed under the Integer Holdings Corporation Retirement Savings Restoration Plan (the “Plan”). These Procedures are intended to meet the requirements set forth in DOL Regulation § 2560.503-1 and will be interpreted in accordance with those regulations. The Procedures are designed to ensure that Claimants are not unduly inhibited from making claims; that Claimants may appoint an authorized representative in pursuing a Claim; that determinations will be made in accordance with the Plan documents; and that Plan provisions are applied consistently with respect to similarly situated Claimants.
For purposes of these Procedures:

•Capitalized terms not otherwise defined in these Procedures have the meaning set forth in the Plan.
•A “Claim” means a request for Plan benefits made by a Claimant in accordance with these Procedures.
•A “Claimant” refers to a Participant, the Participant’s authorized representative, or anyone else who may be entitled to benefits under the Plan (such as a Beneficiary).

•A document, record, or other information is considered “Relevant” to a Claim if it:

•Was relied upon in making the benefit determination;

•Was submitted, considered, or generated in the course of making the benefit determination, without regard to whether it was relied upon in making the benefit determination; or

•Demonstrated compliance with the administrative processes and safeguards designed to ensure and to verify that benefit determinations are made in accordance with Plan documents and Plan provisions have been applied consistently with respect to all Claimants.

Submitting a Claim for Plan Benefits

Claimants may make a Claim under these Procedures by submitting a written request for benefits to the Compensation Committee. The Claim for benefits must include sufficient evidence to enable the Compensation Committee to determine the Claimant’s eligibility for benefits under the Plan. The Compensation Committee will make available any relevant administrative form that must be used to make a Claim. If no specific form is required or available, then a Claimant’s
A-1

written request for a distribution or a written assertion that benefits under the Plan have been determined incorrectly, will be considered a Claim for benefits.
Initial Claims

If a Claim is wholly or partially denied, the Compensation Committee will notify the Claimant, in accordance with the Initial Claim Denials section below, of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the Claim by the Plan. The Compensation Committee, however, may determine that special circumstances require an extension of time for processing the Claim. If so, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.
Initial Claim Denials

If the Compensation Committee determines that all or part of a Claim should be denied, it will provide Claimant with written or electronic notice of its adverse benefit determination. The notice will set forth, in a manner calculated to be understood by the Claimant, the following:

(a)    The specific reason or reasons for the adverse determination.

(b)    Reference to the specific Plan provisions on which the determination was based.

(c)    A description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary.

(d)    A description of the Plan’s review procedures and the time limits applicable to those procedures. That description will include a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

Review of Adverse Benefit Determinations

To ensure a full and fair review of a Claim and any adverse benefit determination, the Claimant, after receiving notice of the adverse benefit determination, may request a review of the decision. The request must be in writing and must be filed with the Compensation Committee within 60 days following receipt of the notice of the adverse benefit determination. As part of the request for review, the Claimant will be afforded the opportunity to submit written comments, documents, records, and other information relating to the Claim. The Claimant also will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information Relevant to the Claimant's Claim. The review will take into account all comments, documents, records, and other information submitted by the Claimant
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relating to the Claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Notification of Benefit Determination on Review

The Compensation Committee will notify a claimant of the Plan’s benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review by the Plan. The Compensation Committee, however, may determine that special circumstances require an extension of time for processing the Claim. If so, written notice of the extension will be furnished to the Claimant prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.
The Compensation Committee will provide a Claimant with a written or electronic notification of the Plan’s benefit determination on review. In the case of an adverse benefit determination, the notification will be written in a manner calculated to be understood by the Claimant and will include:
a)The specific reason or reasons for the adverse determination.
b)Reference to the specific Plan provisions on which the benefit determination is based.
c)A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information Relevant to the Claimant's Claim.
d)A statement of the Claimant's right to bring an action under section 502(a) of ERISA.
Exhaustion; Statute of Limitations; Venue
Before any Claimant may commence a legal action with respect to any adverse determination under the Plan, the Claimant must first exhaust his or her rights under these Procedures. A Claimant’s failure to exhaust his or her rights under these Procedures results in a permanent forfeiture of the Claimant’s right to challenge an adverse benefit decision under the Plan. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan or under any other provision of law, whether or not statutory, may be brought by any Claimant on any matter pertaining to the Plan, unless the legal action is commenced in the proper forum before the earlier of: (a) 1 year after the Claimant knew or reasonably should have known of the principal facts giving rise to the claim; or (b) 6 months after the Claimant has exhausted his or her rights under these Procedures. Knowledge of all facts that the Claimant reasonably should have known will be imputed to the Claimant for the purpose of applying this deadline. All actions involving the Plan must be brought in the federal or state courts for the County of Collin in the State of Texas.
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